UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 12, 2006

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in Charter)

    New York                               1-4858                            13-1432060

(State or Other Jurisdiction                                    (Commission                             (I.R.S. Employer
        of Incorporation)                        File Number)                                  Identification No.)

521 West 57th Street, New York, New York                                                      10019

(Address of Principal Executive Offices)                                                      (Zip Code)

Registrant’s telephone number, including area code	(212) 765-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

To the extent required by Item 1.01 of Form 8-K, the information contained in or incorporated by reference into Item 2.03 of this Current Report is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 12, 2006, International Flavors & Fragrances Inc. (the “Company”) completed the private placement of $375,000,000 of senior unsecured notes (the “Notes”) with certain investors and entered into a Note Purchase Agreement with respect to the Notes with such investors. The Notes were issued in four series: (i) $50,000,000 in aggregate principal amount of 5.89% Series A Senior Notes due July 12, 2009, (ii) $100,000,000 in aggregate principal amount of 5.96% Series B Senior Notes due July 12, 2011, (iii) $100,000,000 in aggregate principal amount of 6.05% Series C Senior Notes due July 12, 2013 and (iv) $125,000,000 in aggregate principal amount of 6.14% Series D Senior Notes due July 12, 2016. Interest on the Notes will be payable semiannually on the 12th day of January and July of each year commencing January 12, 2007. The Company will use the proceeds of the sale of the Notes to refinance certain existing debt and for general corporate purposes.

Under the Note Purchase Agreement, the Company may at any time, with notice, prepay all or a portion equal to or greater than 10% of the Notes, for an amount equal to the principal, accrued interest and a “make-whole” prepayment premium as calculated under the Note Purchase Agreement. The Company may also prepay the Notes solely for the principal and accrued interest thereon in connection with certain asset sales.

Pursuant to the Note Purchase Agreement, the Company will maintain a consolidated net debt to consolidated EBITDA ratio of 3.5:1 (as calculated under the Note Purchase Agreement), provided that such ratio may exceed 3.5:1 (but not 4:1) upon the payment of certain additional interest. In addition, the Company will not permit the aggregate amount of its subsidiaries’ debt to exceed $670,000,000 as calculated under the Note Purchase Agreement, with certain exceptions. The Company and its subsidiaries will not incur any liens, subject to certain permitted categories of liens and a general lien allowance of $120 million. The Company also makes certain affirmative covenants relating to (i) compliance with law, (ii) insurance coverage, (iii) maintenance of properties, (iv) payment of taxes and claims, (v) maintenance of corporate existence, (vi) pari passu ranking of the Notes and (vii) the books and records of the Company, and certain negative covenants relating to (i) asset sales, (ii) mergers and consolidations, (iii) transactions with affiliates, (iv) changes to the general nature of its business and (v) terrorism sanctions regulations.

The Notes were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption set forth in Section 4(2) of the Securities Act relating to transactions by an issuer not involving a public offering.

The description set forth above is qualified in its entirety by the Note Purchase Agreement and the forms of the Note, which are incorporated herein by reference and are filed herewith as Exhibits 4.7 and 4.8, respectively.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Document
4.7	Note Purchase Agreement, dated as of July 12, 2006, by and among International Flavors & Fragrances Inc. and the various purchasers named therein.
4.8	Form of Series A, Series B, Series C and Series D Senior Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Dated: July 12, 2006	By:	/s/ Dennis M. Meany
Name: Dennis M. Meany
Title: Senior Vice President, General Counsel and Secretary